                                                                    Exhibit 23.1

CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULES OF THE
INDEPENDENT ACCOUNTANTS OF STENA AB (PUBL)

The Board of Directors
Stena AB (publ):

The audits referred to in our report dated April 19, 2002 included the related financial statement schedules as of December 31, 2001, and for each of the years in the three-year period ended December 31, 2001, included in the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-102110) of Stena AB
(publ). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statements, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included in this Amendment No. 1 to the Registration Statement and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ Thord Elmersson
                                                    -------------------
Gothenburg, Sweden                                  Thord Elmersson
January 13, 2003                                    Authorized Public Accountant
                                                    KPMG BOHLINS AB